UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

April 4, 2006
(Date of Report (Date of Earliest Event Reported))

WM.WRIGLEY JR. COMPANY
 (Exact Name of Registrant as specified in its charter)

DELAWARE	1-800	36-1988190

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

410 North Michigan Avenue, Chicago, Illinois		60611

(Address of principal executive Offices)		(Zip Code)

(312) 644-2121

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Current Report on Form 8-K is filed by Wm. Wrigley Jr. Company (the “Company”) in connection with the matters described herein.

Item 8.01:	Other Events.

On April 4, 2006, the Company issued a Press Release to the public to:

(1)

Summarize some of the highlights of the Company’s 103rd Annual Meeting of Stockholders held April 4, 2006 (the “Annual Meeting”), including (i) a recap of the Company’s 2005 business achievements and spotlight of certain key areas of activity, investment and competitive advantage for fueling the Company’s continued generational growth, and (ii) the voting results of all proposals presented to stockholders at the Annual Meeting; and

(2)

Announce action taken by the Company’s Board at its meeting held on April 4, 2006, regarding (i) declaration of a one-time 5 for 4 stock dividend payable May 1, 2006 to all stockholders of record at the close of business on April 17, 2006; and (ii) election of two new officers and to re-election of the twenty four current officers.

The said Press Release is attached to this report as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

	(c)	Exhibits

		99.1	Wm. Wrigley Jr. Company Press Release dated April 4, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WM. WRIGLEY JR. COMPANY

By:	/s/ Howard Malovany

Name:	Howard Malovany
Title:	Vice President, Secretary and General Counsel

Date: April 5, 2006

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